EXHIBIT 99.4

MAGNUS INTERNATIONAL RESOURCES INC.  WILL CONDUCT A CONFERENCE
CALL TO UPDATE ON ITS UGANDAN EXPLORATION PROJECTS

Las Vegas, Nevada – October 11, 2006 – Magnus International Resources Inc. ("Magnus" or the “Company”) (NASD OTC-BB: ‘MGNU’) will host a public conference call at 11:00 am Pacific Time on Thursday, October 12, 2006 to introduce John Dixon, an advisor to African Mineral Fields (“AMF”). Mr. Dixon, is also a principal of AMF’s Joint Venture Partners, Flemish Investments and East African Mineral Resources,, on the four mineral projects in Uganda for which AMF has acquisition options.  Mr. Dixon will discuss AMF’s Uganda projects and why his group has focused significant exploration activity over the past several years at the four projects. On October 5, 2006, Magnus announced that it had entered into a letter of intent to acquire AMF, which is one of the largest foreign mineral license holders in Uganda.

For information on African Mineral Fields please refer to the company website at www.africanmineralfields.com.

John Dixon is now an advisor to African Mineral Fields and Magnus. He is a geologist with 19 years experience in mineral exploration in Sub Saharan Africa, primarily for gold, other precious metals including platinum, base metals and commodities such as heavy mineral sands and coal. Working in Zimbabwe, Zambia, Botswana, South Africa, DRC, Tanzania, Kenya and Malawi, Mr. Dixon developed special expertise in target generation, which he did as a consultant for Placer Dome in East and Central Africa from 2000 until early 2006. John Dixon is co-founder of Bastillion Resources, a renowned mineral resources consulting firm based in Johannesburg, and Flemish Investments, an early exploration mover in Uganda

CONFERENCE CALL

The conference call will be available for playback from the “Conference Call” section of the homepage of the Magnus website after 1 pm Pacific Time on Thursday, October 12, 2006.

The live conference access numbers are:

Toll Free Access Number (North America): 1 800 704 9804
Direct Dial Access Number (International): 1 404 920 6604

Participant Code(s): 64512332#

ABOUT MAGNUS INTERNATIONAL RESOURCES, INC.

Magnus International Resources, Inc. specializes in identifying, acquiring and developing precious and base metal properties. Magnus’ objective is to develop a balanced global portfolio of early-to-advanced stage projects. Magnus is currently focused on gold projects in China and Africa. Magnus retains a 90 percent interest in two Sino-foreign joint venture exploration projects, Huidong and Mangshi. The Huidong property is on trend with Southwestern Resources’ Boka project, which has an estimated 5.4 million ounces of gold. Through the acquisition of newly-established subsidiary, African Mineral Fields, Magnus has acquired an exclusive option to acquire 100% interests in four gold projects in Uganda.

For further information please refer to the Company's filings with the SEC on EDGAR or refer to Magnus' website at www.magnusresources.com.

If you would like to receive regular updates on Magnus please send your email request to info@magnusresources.com.

FOR FURTHER INFORMATION PLEASE CONTACT:

Magnus International Resources Inc.
Investor Relations
1-888-888-1494
info@magnusresources.com
www.magnusresources.com

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Magnus International Resources, Inc., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Magnus expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to price volatility of gold and other metals; currency fluctuations; political, operational, and governmental approval and regulation risks in China and Africa. For a more detailed discussion of such risks and other factors, please see "Risk Factors" in our Form 10-K for our most recently completed fiscal year, on file with the SEC at www.sec.gov. This document also contains information about adjacent properties on which Magnus has no rights to explore or mine. Investors are cautioned that mineral deposits on adjacent properties are not necessarily indicative of mineral deposits on Magnus' properties.